Exhibit 10.4

GUARANTOR JOINDER AGREEMENT

GUARANTOR JOINDER AGREEMENT dated as of November 3, 2009, by Merck & Co., Inc. (formerly Schering-Plough Corporation), a New Jersey corporation (the “Guarantor”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

WHEREAS, Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders and agents named therein are parties to an Incremental Credit Agreement dated as of May 6, 2009 (as heretofore amended and/or supplemented, the “Credit Agreement”);

WHEREAS, Guarantor desires to become a party to the Credit Agreement as a Guarantor thereunder; and

WHEREAS, terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1. Affiliate Guarantee. The Guarantor unconditionally guarantees the full and punctual payment of each Guaranteed Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Guarantor acknowledges that, by signing this Guarantor Joinder Agreement and delivering it to the Administrative Agent, the Guarantor becomes a “Guarantor” and “Credit Party” for all purposes of the Credit Agreement and that its obligations under the foregoing Affiliate Guarantee are subject to all the provisions of the Credit Agreement (including those set forth in Article 10 thereof) applicable to the obligations of a Guarantor thereunder.

2. Party to Credit Agreement. Upon delivering this Guarantor Joinder Agreement to the Administrative Agent, the Guarantor will become a party to the Credit Agreement and will thereafter have all the rights and obligations of a Guarantor and a Credit Party thereunder and be bound by all the provisions thereof as fully as if the Guarantor were one of the original parties thereto.

3. Representations and Warranties. Each of the representations and warranties set forth in Article 3 of the Credit Agreement is true as applied to the Guarantor. For purposes of the foregoing sentence, references in said Sections to a “Guarantor” or a “Credit Party” shall be deemed to include a reference to the Guarantor.

4. Governing Law. This Guarantor Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MERCK & CO., INC.

By:	/S/ PETER N. KELLOGG
Name:	Peter N. Kellogg
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/S/ DAWN LEE LUM
Name:	Dawn Lee Lum
Title:	Executive Director

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